UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 30, 2020

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Minnesota	000-02382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	MTSC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 30, 2020, MTS Systems Corporation (the “Company”) entered into a fifth amendment (the “Amendment”) to its Credit Agreement dated as of July 5, 2016 among the Company, the Company’s foreign subsidiaries from time to time party thereto, the lenders from time to time party thereto, and JP Morgan Chase Bank, N.A., as administrative agent (as amended, the “Credit Agreement”). The Credit Agreement provides for a senior secured credit facility.

The Amendment increases the maximum total leverage ratio to 6.0x through March 31, 2021 with step downs thereafter; provided, however, that if the Company makes any restricted payments or acquisitions, the lower maximum total coverage ratio (and subsequent step downs) in effect prior to the Amendment will then apply. In addition, the Amendment adjusts the minimum interest coverage ratio to maintain 3.0x through March 31, 2021 with subsequent increases thereafter. The Amendment also provides that the Adjusted LIBO Rate (as defined in the Credit Agreement) for Eurocurrency Borrowings (as defined in the Credit Agreement) will be not less than 0.75% per annum. Further, the applicable margin for loans under the revolving credit facility, as well as the commitment fee payable on the average daily amount of the available revolving commitment, was increased based on the addition of Category 5 to the following pricing grid:

	Total Leverage Ratio	Commitment Fee Rate	Eurocurrency Spread for Revolving Loans	ABR Spread for Revolving Loans	Performance and Commercial L/C Rate
Category 1:	< 2.50 to 1.00	0.20%	2.00%	1.00%	1.00%
Category 2:	> 2.50 to 1.00 but < 3.00 to 1.00	0.25%	2.25%	1.25%	1.125%
Category 3:	3.00 to 1.00 but < 3.50 to 1.00	0.30%	2.50%	1.50%	1.25%
Category 4:	3.50 to 1.00 but < 4.25 to 1.00	0.35%	2.75%	1.75%	1.375%
Category 5:	4.25 to 1.00	0.45%	3.25%	2.25%	1.50%

Finally, the Amendment prohibits the Company from drawing on the revolving credit facility if the Company has in excess of $125 million of cash and cash equivalents on hand. This Amendment was completed to maximize flexibility and available liquidity under the Company's current capital structure in the event it needs to access additional funds.

The financial institutions party to the Credit Agreement and the Amendment have performed and may continue to perform commercial banking and financial services for the Company for which they have received and will continue to receive customary fees.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference in this Current Report on Form 8-K.

Item 2.02	Results of Operations and Financial Condition

On August 3, 2020, MTS Systems Corporation (the “Company”) issued a press release announcing the results of operations and financial condition for the fiscal quarter ended June 27, 2020, the third quarter of the Company’s 2020 fiscal year.

During a conference call scheduled to be held at 11:00 a.m. ET on August 4, 2020, the Company’s Interim President and Chief Executive Officer, Randy J. Martinez, and Executive Vice President and Chief Financial Officer, Brian T. Ross, will discuss the Company’s results for the fiscal quarter ended June 27, 2020.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Company’s press release in connection with the announcement. The information in this Item 2.02, including Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or

otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished herewith:

10.1
Amendment No. 5 to Credit Agreement, dated as of July 30, 2020, among MTS Systems Corporation, JP Morgan Chase Bank, N.A., as Administrative Agent and Swingline Lender, JP Morgan Chase Bank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association as Issuing Banks, and the Revolving Lenders party thereto.

99.1	Press Release dated August 3, 2020 announcing the results of operations and financial condition for the fiscal quarter ended June 27, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date:	August 3, 2020	By:	/s/ BRIAN T. ROSS
Brian T. Ross
Executive Vice President and Chief Financial Officer

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